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                                                                   EXHIBIT 10.16

                     DEVELOPMENTAL LICENSING AGREEMENT FOR A
                              DIELECTRIC RESONATOR

         This agreement (hereinafter "AGREEMENT") is entered into by and between NATIONAL SCIENTIFIC CORPORATION (hereinafter "NSC"), a Texas corporation having headquarters at 4455 East Camelback Road, Suite E-160, Phoenix, Arizona, USA 85018, and TEMEX, a subsidiary of TEKELEC Group, (hereinafter "TEMEX"), a French Corporation having a worldwide headquarters at 29, avenue de la Baltique, 91 953 Les ULIS Cedex, FRANCE, and a United States headquarters at 3030 Deer Valley Road, Phoenix, AZ 85027.

RECITALS

         WHEREAS, NSC owns certain rights, title, and interest in and to various patents and patent applications concerning the subject matter of dielectric resonators, as follows:

--------------------------------------------------------------------------------------------------------------------
LICENSED TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------
Patent or          Title                                       Inventor                 Date of Issue        Country
Application
number
--------------------------------------------------------------------------------------------------------------------
6,169,467          Dielectric Resonator Comprising A           El-Badawy Amien          2 January 2001       US
                   Dielectric Resonator Disk Having A Hole     El-Sharawy
--------------------------------------------------------------------------------------------------------------------
99925897.3         Dielectric Resonator                        El-Badawy Amien          (pending)            EP
                                                               El-Sharawy
--------------------------------------------------------------------------------------------------------------------
2000-555315        Dielectric Resonator                        El-Badawy Amien          (pending)            JP
                                                               El-Sharawy
--------------------------------------------------------------------------------------------------------------------

(hereinafter "LICENSED TECHNOLOGY") and is willing to offer a limited manufacturing license of the LICENSED TECHNOLOGY to TEMEX for the purpose of producing samples for the use of potential customer evaluation and proving technology claims of the LICENSED TECHNOLOGY for a $10.00 licensing fee; and

         WHEREAS, TEMEX is engaged in manufacturing and selling a variety of components including dielectric resonators and wishes to investigate the technical and commercial claims of such a license under the terms and conditions of this AGREEMENT;

WHEREAS, TEMEX agrees to share all test and experimental results obtained from the LICENSED TECHNOLOGY;

WHEREAS, both companies agree to mutually negotiate, subject to a successful evaluation a mutually beneficial licensing agreement on NSC's Mode Dielectric Resonator technology on or before December 31, 2001;

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         NOW, THEREFORE, in consideration of the following mutual covenants and obligations, NSC and TEMEX agree as follows:

                             ARTICLE 1 - DEFINITIONS

         When used in this AGREEMENT, each of the following terms shall have the meaning indicated:

         1.1 "EFFECTIVE DATE" shall mean the date of execution of this AGREEMENT by both parties.

         1.2 "LICENSED PRODUCT(S)" shall mean any and all products or portions thereof, based upon, using, or incorporating, in whole or in part, the technology claimed in the LICENSED TECHNOLOGY.

         1.3 An "AFFILIATE COMPANY" shall mean (1) any corporation, company, or other legal entity that controls a majority of ownership in, or for which a majority of ownership is controlled by, the company; (2) any corporation, company, or other legal entity that controls a majority of ownership in, or for which a majority of ownership is controlled by, the legal entities identified by item (1) herein; (3) any corporation, company, or other legal entity that controls a majority of ownership in, or for which a majority of ownership is controlled by, the legal entities identified in items (1) or (2) herein; and so on.

                                    ARTICLE 2
                   LIMITATIONS ON USE OF DATA AND INFORMATION

     2.1 The parties anticipate that under this Agreement it may be necessary for either party to transfer to the other information of a proprietary nature. Proprietary information shall be clearly identified by the disclosing party at the time of disclosure by (i) appropriate stamp or markings on the document exchanged; or (ii) written notice, with attached listings of all material, copies of all documents, and complete summaries of all oral disclosures (under prior assertion of the proprietary nature of the same) to which each notice relates, delivered within two (2) weeks of the disclosure to the other party.

     2.2 Each of the parties agrees that it will use the same reasonable efforts to protect such information as are used to protect its own proprietary information. Disclosures of such information shall be restricted to those individuals who are directly participating in the proposal


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     2.3 Neither party shall make any reproduction, disclosure, or use of such proprietary information except as follows:

         2.3.1 Such information furnished by the NSC may be used, reproduced and/or disclosed by Temex in performing its obligations under this Agreement.

         2.3.2 Such information furnished by Temex may be used, reproduced and/or disclosed by the NSC in performing its obligations under this Agreement.

         2.3.3 Such information may be used, reproduced and/or disclosed for other purposes only in accordance with prior written authorization received from the disclosing party.

     2.4 The limitations on reproduction, disclosure, or use of proprietary information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of proprietary information with respect to which any of the following conditions exist:

         2.4.1 If, prior to the receipt thereof under this Agreement, it has been developed or learned independently by the party receiving it, or has been lawfully received from other sources, provided such other source did not receive it due to a breach of this Agreement or any other agreement.

         2.4.2 If, subsequent to the receipt thereof under this Agreement, (i) it is published by the party furnishing it or is disclosed, by the party furnishing it to others, without restriction; or (ii) it has been lawfully obtained, by the party receiving it, from other sources, provided such other source did not receive it due to a breach of this or any other agreement; or
(iii) such information otherwise comes within the public knowledge or becomes generally known to the public;

         2.4.3 If any part of the proprietary information has been or hereafter shall be disclosed in a United States patent issued to the party furnishing the proprietary information hereunder, the limitations on such proprietary information as is disclosed in the patent shall be only that afforded by the United States Patent Laws after the issuance of said patent.

         2.4.5 If any part of the proprietary information is required by law to be disclosed, the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

         2.5 Neither the execution and delivery of this Agreement, nor the furnishing of any proprietary information by either party shall be construed as granting to the other party either expressly, by implication, estoppels, or otherwise, any license under any invention or patent now or hereafter owned or controlled by the party furnishing the same.

         2.6 Notwithstanding the expiration of the other portions of this Agreement, the obligations and provisions of this Article 2 shall continue for a period of three (3) years from the date of this Agreement, however, any resulting contract shall take precedence.


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                         ARTICLE 3. RIGHTS IN INVENTIONS

Inventions conceived or first reduced to practice during the course of work under the Contract contemplated by this Agreement shall remain the property of the inventing party. In the event of joint inventions, the parties shall establish their respective rights by negotiations between them.

                              ARTICLE 4. PUBLICITY

No publicity or advertising regarding any proposal or contract under the Program or relating to this Agreement shall be released by the either party without the prior written approval of the other, except for press releases that in general terms overview the nature and existence of this Agreement. The drafting party will provide such general releases to the other party in advance of their release.

                             ARTICLE 5. TERMINATION

This Agreement, which is effective upon the date of its execution by the last of the signatory parties hereto, shall automatically expire, be deemed terminated, with each party relieved of any obligations hereunder except as set forth in
Article 2, effective upon the date of the happening or occurrence of any one of the following events or conditions, whichever shall first occur:

         5.1 Mutual agreement of the parties to terminate the Agreement.

         5.2 The expiration of a six month period commencing on the effective date of this Agreement unless such period is extended by mutual agreement of the parties. Or,

         5.3 Written notice from one party to the other of the intent to terminate this Agreement without cause, given that such written notice is provided at least 30 days before the termination date in the letter of notice.

                               ARTICLE 6. GENERAL

         6.1 This Agreement pertains only to the proposal relating to the limited development license and to no other joint or separate effort undertaken by NSC or Temex. The parties hereto shall be deemed to be independent contractors and the employees of one party shall not be deemed to be employees of the other. This Agreement does not create a partnership between the parties.

         6.2 This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the express prior written consent of the other party.

         6.3 This Agreement shall not preclude either party from bidding or contracting independently from the other on any industry program which may develop or arise in the general area of business related to this Agreement or in any other area.

         6.4 This Agreement contains the entire agreement of the parties and cancels and supersedes any previous understanding or agreement related to the Program, whether written or oral. All changes or modifications to this Agreement must first be agreed to in writing between the parties.

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         6.5 Each party to this Agreement will bear its respective costs, risks, and liabilities incurred by it as a result of its obligations and efforts under this Agreement. Therefore, neither NSC nor Temex shall have any right to any reimbursement, payment, or compensation of any kind from each other during the period prior to the award and execution of any resulting Licensing Agreement.

         6.6 In the event a full licensee is not awarded as a result of a proposal each party will, at the request of the other party, return all materials such as, but not limited to, those that are written, printed, drawn, or reproduced, to the originating party.

         6.7 Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements and covenants were not contained herein.

         6.8 Choice of Law. It is the intention of the parties that this Agreement and its performance and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the state of Arizona and that in any action, special proceeding or other proceedings that may be brought, arising out of, in connection with, or by reason of this Agreement, the laws of the state of Arizona shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         6.9 Waiver. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

         6.10 Entire Agreement. This Agreement contains the complete agreement concerning the arrangement between the parties. The parties acknowledge that any statements or representations that may have been made previously by either of them to the other are of no effect and that neither of them has relied on such considerations in concluding this Agreement.

         6.11 Attorney Fees. Should either party bring an action or claim as a result of a breach of this agreement, then the prevailing party in such action shall be entitled to the award of reasonable attorney's fees and costs.

Dated this 26 day of June, 2001.

Temex:                                               National Scientific:

By:    Fredrick Petit                                By:     L.L. Ross
   ----------------------------                         -----------------------
Printed Name:   Fredrick Petit                       Printed Name:   L.L. Ross
             ------------------                                   -------------
Title:    Marketing Director                         Title:    Chairman/CEO
      -------------------------                            --------------------
Date:     June 26, 2001                              Date:     June 26, 2001
      -------------------------                            --------------------


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